UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – August 22, 2023

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 22, 2023, SIFCO Industries, Inc. (the “Company” or “SIFCO”) received a notice from the NYSE American LLC (the “NYSE American”) indicating that, due to the delay in the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Form 10-Q”) (as reported on the Form 12b-25 filed by the Company on August 14, 2023), the Company is not in compliance with the continued listing standards of the NYSE American and is subject to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide. The Company expects to complete the preparation, review and filing of the Form 10-Q within the timeframe prescribed under Section 1007 of the NYSE American Company Guide.

On August 28, 2023, SIFCO issued a press release announcing the receipt of the NYSE notice, which press release is filed herewith as Exhibit 99.1.

The Company has completed data recovery and restoration from the cyber incident and fulfilled filing of its Quarterly Report on Form 10-Q for the periods ended December 31, 2022, and March 31, 2023.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1 Press Release by the Company regarding the NYSE American notice dated August 22, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: August 28, 2023
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)